UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION REQUIRED
IN PROXY STATEMENT SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐        Preliminary Proxy Statement

☐        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐        Definitive Proxy Statement

☒       Definitive Additional Materials

☐        Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRESS RELEASE

Canopy Growth Reminds Shareholders to Cast Their Vote for Upcoming Annual General and Special Meeting of Shareholders to be held on September 25, 2023 at 1:00 p.m. (Eastern time)

Shareholders are Encouraged to Vote Well in Advance of the Proxy Deadline of 1:00 p.m. (Eastern time) on September 21, 2023

Your Vote is Important! If you need assistance with voting your shares please contact Laurel Hill Advisory Group at 1-877-452-7184 or by e-mail at assistance@laurelhill.com

SMITHS FALLS, ON, September 11, 2023 — Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED) (NASDAQ:CGC) reminds its shareholders to vote ahead of the upcoming annual general and special meeting of shareholders (the “Meeting”) to be held on September 25, 2023 at 1:00 pm (Eastern time). The Board of Directors of Canopy Growth (the “Board”) unanimously recommends that the Company’s shareholders vote “FOR” all proposals and “FOR” each director nominee.

Shareholders of record as of the close of business on August 3, 2023, and shareholders holding a legal proxy for the Meeting, are eligible to vote at the Meeting. At the Meeting, shareholders are being asked to approve i) the election of directors, ii) the appointment of the auditors and independent registered public accounting firm for the fiscal year ending March 31, 2024 and to authorize the Board to fix their remuneration, iii) the adoption of the Company’s new equity incentive plan, iv) authorization to amend the articles of the Company to consolidate the Company’s issued and outstanding common shares (the “Shares”), v) an advisory, non-binding vote on the compensation of the Company’s named executive officers, and vi) the issuance of Shares pursuant to certain outstanding convertible debentures in an amount that is in excess of 19.99% and 25%, as applicable, of the number of Shares outstanding on the date of issuance of such debentures in accordance with applicable stock exchange rules, each such proposal as further described in the Company’s proxy statement dated August 8, 2023 (the “Proxy Statement”).

Greater details and rationale for each of the proposals can be found in the Proxy Statement filed under the Company’s EDGAR and SEDAR+ profiles, and can also be found on the Company’s website at https://www.canopygrowth.com/investors/investor-events/annual-general-and-special-meeting-2023/. Shareholders should read the Proxy Statement because it contains important information regarding the proposals.

Solicitation of Proxies

Canopy Growth has engaged Laurel Hill Advisory Group (“Laurel Hill”) to provide shareholder communication advisory and proxy solicitation services in connection with the solicitation of proxies from the Company’s shareholders for the Meeting. The Company has agreed to pay Laurel Hill an aggregate fee of $35,000 for these services and certain out-of-pocket expenses. If you have questions or need more information about the Meeting, please contact Laurel Hill by telephone at 1-877-452-7184 toll-free in Canada or 416-304-0211 for international calls or by e-mail at assistance@laurelhill.com.

The Company may use Broadridge Financial Solutions Inc.’s QuickVote™ service to assist beneficial Canopy Growth shareholders with voting. Laurel Hill may contact certain beneficial Canopy Growth shareholders who have not objected to the Company knowing who they are (non-objecting beneficial owners, or “NOBOs”) to conveniently obtain a vote directly over the telephone.

The Meeting will take place via live audio webcast at www.virtualshareholdermeeting.com/WEED2023 on September 25, 2023 at 1:00 pm (Eastern time).

YOUR VOTE IS IMPORTATANT – PLEASE VOTE TODAY

The proxy voting deadline is 1:00 p.m. (Eastern time) on September 21, 2023

Your Vote is Important

Whether or not you plan to virtually attend the Meeting, please vote as soon as possible by one of the methods described in the proxy materials to ensure that your Shares are represented and voted at the Meeting.

How to Vote

Your vote is important regardless of the number of Shares you own. Registered and beneficial shareholders may vote using the following methods:

●  Internet: Go to www.proxyvote.com and enter the 16-digit control number printed on the form of proxy or voting instruction form or scan the QR Code on the form of proxy to access the website and follow the instructions on the screen.

●  Telephone: Call the toll-free telephone number provided on the form of proxy or voting instruction form and follow the prompted voting instructions. You will need to enter the 16-digit control number.

If you hold your Shares through an intermediary, please follow the instructions on the voting instruction form provided by such intermediary to ensure that your vote is counted at the Meeting.

Shareholder Questions

If you have questions or need more information about the Meeting, please contact Canopy Growth’s proxy solicitation agent, Laurel Hill, by telephone at 1-877-452-7184 toll-free in Canada or 416-304-0211 for international calls or by e-mail at assistance@laurelhill.com.

Media Contact:

Laura Nadeau

Communications

media@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading North American cannabis and consumer packaged goods ("CPG") company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Canopy Growth's CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond our world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.